UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2018

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2965 S. Jones Blvd. # C1-100 Las Vegas, Nevada		89146
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.Entry into a Material Definitive Agreement.

On September 21, 2018, The Parking REIT, Inc. (the "Company," "we," "us," or "our") entered into a Third Amended and Restated Advisory Agreement (the "Amended Advisory Agreement") with MVP Realty Advisors, LLC, dba The Parking REIT Advisors (the "Advisor") and MVP REIT II Operating Partnership, LP (the "Operating Partnership"), which amends and restates the Second Amended and Restated Advisory Agreement, dated as of May 26, 2017, between the Company, the Advisor and the Operating Partnership.  The Amended Advisory Agreement will take effect, if at all, only upon the listing of our common stock on the Nasdaq Global Market.  The Amended Advisory Agreement was previously approved by our board of directors.

The Amended Advisory Agreement addresses a variety of issues, including extending the term of the agreement, clarifying ownership and access to employees and documents, and establishing a path for future internalization of our management whereby we might acquire the Advisor's equipment, software, information and other assets (or all outstanding equity interests in the Advisor) and might hire some or all of the Advisor's employees.  The following summarizes certain provisions of the Amended Advisory Agreement.
Management Services
Under the Amended Advisory Agreement, the Advisor will continue to be responsible for (a) the selection, the origination or purchase, the ongoing management and the sale or collection of our portfolio investments, (b) our financing activities and (c) providing us with investment advisory services. The Advisor will continue to be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:
•
assist in the development of any equity capital raises approved by our board of directors, preparation of all offering and related documents and obtaining all required regulatory approvals of such documents, coordination of the due diligence process, approval of underwriters and/or selling agents and negotiation of the related underwriters or selling agreements, and other related support services;

•
serve as our investment and financial advisor, obtain market research and economic and statistical data in connection with our investments, monitor and evaluate the performance of our investments and provide financial and operational planning services and investment portfolio management functions;

•	perform and supervise the various administrative functions reasonably necessary for our daily management;
•
investigate, select and, on our behalf, engage and conduct business with such persons as the Advisor deems necessary to perform its obligation, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors and any and all agents for any of the foregoing;

•
consult with our officers and assist our board of directors in the formulation and implementation of our financial policies and, as necessary, furnish our board of directors with advice with respect to the making of investments consistent with our investment objectives and policies and in connection with any borrowings proposed to be undertaken by us;

subject to the limitations on the Advisor's authority set forth the amended  advisory agreement, (i) participate in formulating an investment strategy and asset allocation framework; (ii) locate, analyze and select potential investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of investments to our board of directors and make investments on our behalf in compliance with our investment objectives and policies; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, our investments; (vi) enter into leases and service contracts for our properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such properties; (vii) actively oversee and manage our assets for purposes of meeting our investment objectives; (viii) select joint venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee the performance of  property managers and others who  perform services under the Amended Advisory Agreement; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement(xi) manage accounting and other record-keeping functions for us; and (xii) recommend various liquidity events to our board of directors when appropriate;
•
provide our board of directors with periodic reports regarding prospective investments, coordinate with our independent accountants and auditors to prepare and deliver to our audit committee an annual report covering the Advisor's compliance with certain aspects of the Amended Advisory Agreement and oversee tax and compliance services and risk management services;

•
negotiate on our behalf with banks or lenders for financing, monitor and oversee the service of our debt facilities and other financings, and negotiate on our behalf with investment banking firms and broker-dealers or negotiate private sales of our equity securities or obtain loans for us;

•	obtain reports, where appropriate, concerning the value of our assets or contemplated investments by us;
•	effect any private placement, tenancy-in-common or other interests in assets as may be approved by our board of directors;
•	provide all necessary cash management services and manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;
•
assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations and provide us with timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters and policies and procedures relating to our corporate governance structure;

•
deliver to, or maintain on our behalf, copies of all appraisals obtained in connection with our investments, maintain accounting data and any other information concerning our activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, maintain all appropriate books and records and oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law, and provide any and all such materials to our board of directors as soon as reasonably practicable upon request; and

•	notify and obtain the approval of our board of directors of all proposed material transactions.
The Advisor is required to maintain adequate and separate books and records for our operations in accordance with GAAP. Such books and records shall be our property, shall be maintained by the Advisor as our custodian, and shall be available for inspection by us as soon as reasonably practicable upon request.   The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect our assets from theft, error or fraudulent activity.  All financial statements that the Advisor delivers to us shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports that by their nature require a deviation from GAAP.  The Advisor shall use reasonable efforts to ensure that our board of directors and agents acting on its behalf have reasonable access from time to time to each employee of the Advisor that is an "executive officer" (as defined in Rule 3b-7 under the Exchange Act), and access to such other employees of the Advisor as the Company and the Advisor may agree from time to time.  Upon any termination of this Agreement, the Advisor shall deliver to us, at our sole cost and expense, all of our books, records and accounts.

The Advisor is required to refrain from any action that, in its reasonable judgment made in good faith, would (a) adversely affect our ability to qualify or continue to qualify as a REIT unless our board of directors has determined that we will not seek or maintain REIT qualification, (b) subject us to regulation under the Investment Company Act of 1940, as amended, or (c) violate any applicable law, rule, regulation or statement of policy, or otherwise not be permitted by our charter or bylaws.
The Advisor, its directors, officers, employees and members, and partners, directors, officers, members and stockholders of the Advisor's affiliates, will not be liable to us, our board of directors or our stockholders for any acts or omissions performed in accordance with and pursuant to the Amended Advisory Agreement, except by reason of acts constituting bad faith, fraud, misfeasance, intentional misconduct, negligence or reckless disregard of its duties. We have agreed to indemnify and hold harmless the Advisor and its affiliates, including their respective directors, from all liability, claims, damages or losses arising in the performance of their duties under the Amended Advisory Agreement, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, our charter or bylaws.  The Advisor has agreed to indemnify us and hold us harmless from any liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, misfeasance, intentional misconduct, negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by the Advisor.
Internalization of Management
Within 30 days after any Internalization Triggering Event, and no later than 180 days prior to the end of the initial term and each renewal term of the Amended Advisory Agreement, the Advisor will offer to sell to us all of the assets or equity interests in the Advisor, or an internalization transaction, on such terms and conditions included in a written offer provided by the Advisor. An "Internalization Triggering Event" is defined as any of the following:
•
our delivery of a written notice to the Advisor of our election, by the vote of at least two thirds of our independent directors, at any time from and after the third anniversary of the effective date, to proceed with an internalization transaction;

•
our achievement (i) for a period of 20 consecutive trading days, of a fully diluted market capitalization of $400 million or greater if our common stock is listed on a national securities exchange; (ii) of total stockholders' equity of $400 million or greater, as determined under GAAP, as of the end of two consecutive quarters, or (iii) of $600 million or greater in total cost of all assets then held by us, without deduction for depreciation, bad debts or other non-cash reserves (or our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement excluding debt financing on such investment); or

•	the death or disability of Michael V. Shustek.
Upon receipt of the Advisor's initial internalization transaction offer, a special committee consisting solely of all independent directors willing to serve thereon and who are disinterested with respect to such internalization transaction may accept the Advisor's proposal or submit a counter offer to the Advisor.  If we reach agreement with the Advisor on an internalization price and other terms for an internalization transaction, we will seek to consummate the internalization transaction on such terms and in compliance with all applicable laws.  In connection therewith, if we elect to obtain a fairness opinion from an investment banking firm to the effect that the consideration to be paid by us for the Advisor's assets and liabilities and/or equity is fair, from a financial point of view, to holders of our common stock who are not affiliated with the Advisor or its affiliates, the Advisor will cooperate in good faith with us to obtain such a fairness opinion.
In the event an internalization transaction is consummated, at the time of consummation, all of the Advisor's assets and liabilities (or, in the alternative, all of its ownership interests) will be conveyed to and acquired by us in exchange for the internalization price, we will succeed to all customer and other relationships then possessed by the Advisor, the Advisor will undertake all efforts to facilitate the transfer of its employees and other service providers to us, and the Advisor will discontinue all business activities.

In the event that an internalization transaction has not been consummated prior to the end of the last renewal term, then on the last day of the last renewal term, we are required to consummate an internalization transaction with the Advisor effective as of the last day of the last renewal term in exchange for the internalization price.  It is  the express intention of the parties that no termination fee shall be payable in the event of expiration of the Amended Advisory Agreement at the end of its final renewal term and, instead,  we will acquire the Advisor's business at that time the internalization price is determined in accordance with the Amended Advisory Agreement.
Under the Amended Advisory Agreement, the internalization price is equal to the consideration to be paid by us for the assets and/or equity of the Advisor in an internalization transaction as agreed upon by the Advisor and us; provided, however, that if the Advisor and us are unable to agree on an internalization price for an internalization transaction to be consummated at the end of the last renewal term of this Agreement, then the internalization price for such internalization transaction will be equal to the greater of:
(i) the product of (A) the average of the annual asset management fees (including any subordinated compensation) earned by the Advisor over the two years ending on the last day of the calendar quarter ending immediately prior to the proposed effective date of the internalization transaction, multiplied by (B) two and three quarters (2.75); and
(ii) $16 million;
provided, however, that in no event shall such internalization price exceed $21 million and, to the extent the price determined pursuant to the formula immediately above results in a price greater than $21 million, such internalization price shall equal $21 million.
We will pay no more than 25% of the internalization price in cash.  The remaining balance will be payable solely in the form of either shares of our common stock or units of limited partnership interest in the Operating Partnership, in each case, equal to the agreed stock component of the internalization price, divided by the volume-weighted average of the closing market price of our common stock for the 10 consecutive trading days ending on the fifth day prior to the effective date of the internalization transaction.
Term and Termination Rights
The initial term of the Amended Advisory Agreement will be five years and, unless a notice of non-renewal has been timely given by either the Company or the Advisor, the term will be automatically renewed for a one year term on each anniversary date thereafter for a maximum of three, one-year renewal terms.  We may elect to terminate the Amended Advisory Agreement at any time after the third anniversary of the effective date for unsatisfactory performance of the Advisor, as determined in the sole discretion of two-thirds of our independent directors, by providing 180 days' notice prior to such termination.  We may also elect to terminate the Amended Advisory Agreement by providing the Advisor with notice of non-renewal no later than 180 days prior to the expiration of the initial term or a renewal term, as applicable. Such non-renewal must be approved by two thirds of our independent directors.  The Advisor may elect to terminate this Agreement at any time for an Advisor Termination Cause, as defined in the Amended Advisory Agreement, by providing 30 days' notice prior to such termination.  Upon a termination of the Amended Advisory Agreement under any of the circumstances described in this paragraph, we will pay the Advisor a termination fee. The termination fee is also payable to the Advisor upon a change of control of the Company.
We also may terminate the Amended Advisory Agreement immediately upon notice at any time for a "Company Termination Cause," as defined in the Amended Advisory Agreement, by the vote of two-third of our independent directors.   The Advisor also may elect to terminate the Amended Advisory Agreement by providing the Company with notice of non-renewal no later than 180 days prior to the expiration of the initial term or a renewal term, as applicable.  No termination fee is due or payable to the Advisor upon a termination of the Amended Advisory Agreement for a Company Termination Cause or non-renewal of the Amended Advisory Agreement by the Advisor.

"Company Termination Cause" is defined as any of the following: (i) the Advisor commits fraud or acts gross negligent in the performance of its duties, that has resulted in, or would reasonably be expected to result in, material injury to our business; (ii) the Advisor misappropriates or embezzles Company funds; (iii) a change of control of the Advisor that two-thirds of our independent directors reasonably determines is materially detrimental to us; (iv) dissolution of the Advisor; (v) the occurrence of certain events with respect to the bankruptcy or insolvency of the Advisor; (vi) the Advisor's continued default of any material provision of the Amended Advisory Agreement if such default continues uncured for a period of 30 days after written notice thereof; or (vii) the Advisor fails to provide adequate or appropriate personnel that are reasonably necessary for the Advisor to identify investment opportunities for us and to manage and develop our investment portfolio if such default continues uncured for a period of 30 days after written notice thereof.
"Advisor Termination Cause" is defined as any of the following: (i) our continued default of any material provision of the Amended Advisory Agreement if such default continues uncured for a period of 30 days after written notice thereof; or (ii) our failure to obtain a written agreement from any successor pursuant to which such successor agrees to assume and perform all of our and the Operating Partnership's rights, benefits, title, interests, liabilities and obligations under the Amended Advisory Agreement.
The Advisor will promptly upon any termination of the Amended Advisory Agreement:
•
deliver to our board of directors a full accounting, including a true and complete statement showing all payments collected by it and a true and complete statement of all money held by it, covering the period following the date of the last accounting furnished to our board of directors, together with a true and complete statement showing all fees, costs and expenses incurred by the Advisor on our behalf for which the Advisor has not been reimbursed by, nor waived its rights to seek reimbursement from, us;

•	execute and deliver a mutual release and waiver by and among the Advisor, the Company, and the Operating Partnership in form and substance agreed to by the parties;
•
deliver to us all assets, including all of our investments, books, records, and documents then in the custody of the Advisor, and reasonably cooperate with and assist, in good faith and at our sole expense, with the orderly transition of any investor, financing, parking manager, lessee, customer or other third party contracts and relationship;

•
in the event we elect to internalize management  in lieu of any termination, comply with the Advisor's obligations in connection with an internalization transaction, including conveying all of the Advisor's assets and liabilities (or, in the alternative, all of the ownership interests in the Advisor) to us; and

•	cooperate with and assist, in good faith and at our sole expense, us to provide an orderly management transition.
During the period commencing on the effective date and ending on the one year anniversary of any termination date or, if later (and applicable), the one year anniversary of the receipt by Advisor of the termination fee, we shall not, without the Advisor's prior written consent, directly or indirectly (i) solicit or encourage any person to leave the employment or other service of the Advisor or its affiliates; or (ii) hire any person who has left the employment of the Advisor or its affiliates within the one year period following the termination of that person's employment with the Advisor or its affiliates.  During the same period, we shall not intentionally interfere with the relationship of the Advisor or its affiliates with, or endeavor to entice away from the Advisor or its affiliates, any person who during the term of the Amended Advisory Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or its affiliates.  Notwithstanding the foregoing, in connection with, but subject to the consummation of, any internalization transaction, including one initiated in lieu of a termination of the Amended Advisory Agreement, we may (i) solicit and encourage the Advisor's employees to become our employees and (ii) hire such employees subject to and effective upon completion of an internalization transaction.
Management Fee and Expense Reimbursements
We do not intend to employ personnel. As a result, we will rely on the properties, resources and personnel of our Manager to conduct our operations.
Under the Amended Advisory Agreement, we will continue to pay the Advisor an asset management fee calculated and paid monthly in an amount equal to one-twelfth of 1.1% of the lower of (i) the aggregate of the value of our assets and (ii) the historical cost of our assets, in each case, without deduction for depreciation, bad debts or other non-cash reserves.   In the case of an investment made through a joint venture or other co-ownership arrangement, the asset management fee shall be determined in proportion to our share of such investment, in each case, excluding debt financing on such investment.

The asset management fee shall not exceed $2,000,000 per annum until the earlier of such time, if ever, that (i) we hold assets with an appraised value equal to or in excess of $500,000,000 or (ii) we reports AFFO equal to or greater than $.3125 per share of common stock (an amount intended to reflect a 5% or greater annualized return on $25.00 per share of common stock) for two consecutive quarters, on a fully diluted basis.   All asset management fees earned by the Advisor in excess of the $2,000,000 per annum cap (such amount is referred to herein as the "subordinated compensation") shall be subordinated, and such subordinated compensation will bear interest at 3.5% per annum, which interest shall be cumulative but not compounding, and the subordinated compensation (together with any interest thereon) will be paid to the Advisor if the foregoing conditions for its payment are satisfied.
We will also pay directly or reimburse the Advisor for certain expenses paid or incurred by the Advisor in connection with the services it provides to us, including, but not limited to:
•	expenses incurred in connection with the selection and acquisition of investments;
•	the actual cost of goods and services used by us and obtained from entities not affiliated with the Advisor;
•	interest and other costs for borrowed money, including discounts, points and other similar fees;
•	taxes and assessments on our income;
•	costs associated with insurance required in connection with our business;
•	expenses of managing and operating our assets;
•	expenses in connection with payments to directors for attending board or stockholder meetings;
•	expenses associated with the listing of our shares on a national securities exchange;
•	expenses connected with payments of distributions to our stockholders;
•	expenses of organizing, revising, converting, or terminating our governing documents;
•	expenses of maintaining communications with stockholders, including the cost of preparation, printing and mailing annual reports, proxy statements and other reports required by governmental entities;
•
administrative service expenses (including (A) personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives property management fees or real estate sales commissions, and (B) our allocable share of other overhead of the Advisor such as rent and utilities);

•	audit, accounting and legal fees and other fees for professional services relating to our operations;
•	out-of-pocket costs for us to comply with all applicable laws, regulations and ordinances, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; and
•	all other out-of-pocket costs incurred by the Advisor in performing its duties under the Amended Advisory Agreement.
Termination Fee
In recognition of the upfront effort required by the Advisor to structure and acquire our assets and the Advisor's commitment of monies and resources to our business and operations for which the Advisor would be entitled to but, has not received, reimbursement from us, and as consideration for the Advisor's release and performance of its other obligations upon termination of the Amended Advisory Agreement, we will pay the Advisor a termination fee:
(A) in the event that the Amended Advisory Agreement is terminated by the Company either for non-renewal or for the Advisor's unsatisfactory performance or by the Advisor for an Advisor Termination Cause; or
(B) upon the consummation of a change in control of the Company.

No termination fee is payable to the Advisor if the Amended Advisory Agreement is terminated by us for a Company Termination Cause or by the Advisor for non-renewal of the Amended Advisory Agreement.
The termination fee is equal to the greater of:
   (i)    the product of (A) the average of the annual asset management fees (including any subordinated compensation) earned by the Advisor over the two (2) years ending on the last day of the calendar quarter ending                                   immediately prior to the applicable date of termination of this Agreement, multiplied by (B) three and one-half (3.5); and

   (ii)   $16 million;
provided, however, that in no event will the termination fee exceed $21 million and, to the extent the price determined pursuant to the formula immediately above results in a price greater than $21 million, the termination fee will equal $21 million.
The termination fee will be payable by us in cash, except that we may elect to pay all or any part of the termination fee by conveying to the Advisor one or more of our assets.  For purposes of satisfying the termination fee, Company assets conveyed to the Advisor shall be valued at an amount agreed by us and the Advisor.  If we and the Advisor are unable to agree on the valuation of any Company assets, then we may elect in our sole discretion to sell such assets to a third party to generate funds to pay the termination fee.  If we elect to pay all or any part of the termination fee through a sale of Company assets, we will have up to one hundred twenty (120) days commencing on the day after the date the Termination Fee is otherwise due and payable to pay the termination fee.
At any time when a termination fee is due and payable under the Amended Advisory Agreement, we may elect to internalize management in lieu of terminating the Amended Advisory Agreement; provided that we pay the Advisor the greater of the termination fee or the internalization price.
The foregoing description of the Amended Advisory Agreement is a summary only and is qualified in all respects by the provisions of the Amended Advisory Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description
10.1	Third Amended and Restated Advisory Agreement, dated as of September 21, 2018, by and between The Parking REIT, Inc. and MVP Realty Advisors, LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: September 26, 2018
THE PARKING REIT, INC.

By:/s/ Michael V. Shustek
 Name: Michael V. Shustek
Title: Chief Executive Officer